CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Global X Funds of our reports dated January 27, 2021, relating to the financial statements and financial highlights, which appear in Global X Robotics & Artificial Intelligence ETF, Global X FinTech ETF, Global X Internet of Things ETF, Global X Cloud Computing ETF, Global X Autonomous & Electric Vehicles ETF, Global X Genomics & Biotechnology ETF, Global X Video Games & Esports ETF, Global X Cybersecurity ETF, Global X Millennials Thematic ETF, Global X Longevity Thematic ETF, Global X Health & Wellness Thematic ETF, Global X Cannabis ETF, Global X U.S. Infrastructure Development ETF, Global X Conscious Companies ETF, Global X Founder-Run Companies ETF, Global X Thematic Growth ETF, Global X MLP ETF, Global X MLP & Energy Infrastructure ETF, Global X U.S. Preferred ETF, Global X SuperDividend® Alternatives ETF, Global X S&P 500® Quality Dividend ETF, Global X TargetIncome™ 5 ETF, Global X TargetIncome™ Plus 2 ETF, Global X Adaptive U.S. Factor ETF, Global X Artificial Intelligence & Technology ETF, Global X Emerging Markets Bond ETF, Global X Variable Rate Preferred ETF, Global X Education ETF, Global X Telemedicine & Digital Health ETF, Global X China Biotech Innovation ETF, Global X CleanTech ETF, and Global X Data Center REITs & Digital Infrastructure ETF Annual Reports on Form N-CSR for the year ended November 30, 2020. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements", "Financial Highlights" and “Other Service Providers” in such Registration Statement.

Philadelphia, Pennsylvania
March 23, 2021